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Exhibit 10.2

$5,000,000	Islandia, New York January 7, 1998

PROMISSORY NOTE

        FOR VALUE RECEIVED, ACCPAC International, Inc. ("Borrower"), agrees to pay to the order of Computer Associates International, Inc., One Computer Associates Plaza, Islandia, New York 11788, the principal sum of five million dollars ($5,000,000) plus interest, if any, as set forth herein on the earlier to occur of (i) the closing of an initial public offering of common stock of ACCPAC International, Inc. and (ii) December 31, 1999.

        In the event that this Note is not paid in full on or prior to December 31, 1998, interest shall accrue on the unpaid principal amount of this Note as of January 1, 1999 and thereafter at the rate of nine (9) percent per annum.

        Both principal and interest, if any, are payable in lawful money of the United States at the offices of Computer Associates International, Inc., One Computer Associates Plaza, Islandia, New York 11788, in New York City good funds, or at such other place as the holder of this Note, from time to time, in writing may require.

        Should the indebtedness represented by this Note, or any part thereof, be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection after default, the Borrower agrees to pay, in addition to the principal, interest and other fees due and payable hereon, reasonable attorneys' and collection fees.

        The Borrower and any endorser hereof, and each of them, hereby waives presentment for payment, notice of dishonor, protest and notice of protest and other notices of every kind, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as defense to any action hereunder. No delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of such rights.

        This Note shall be governed by, and for all purposes construed in accordance with, the laws of the State of New York without regard to its principles of conflicts of laws.

ACCPAC INTERNATIONAL, INC.
By:	/s/ F. WYSOCKI

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  Exhibit 10.2
PROMISSORY NOTE